EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 18, 2015

Current Month				Rolling Performance				Rolling Risk Metrics* (January 2011 – December 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.1%	-3.6%	-10.5%	-10.5%	-2.8%	-5.6%	0.5%	-5.6%	10.0%	-28.6%	-0.5	-0.7
B**	0.0%	-3.6%	-11.0%	-11.0%	-3.4%	-6.2%	-0.2%	-6.2%	10.0%	-29.9%	-0.6	-0.8
Legacy 1***	0.1%	-3.5%	-8.5%	-8.5%	-0.8%	-3.6%	N/A	-3.6%	9.9%	-23.7%	-0.3	-0.5
Legacy 2***	0.1%	-3.5%	-8.7%	-8.7%	-1.0%	-3.8%	N/A	-3.8%	9.9%	-24.4%	-0.3	-0.5
Global 1***	0.1%	-3.5%	-8.5%	-8.5%	-0.4%	-3.2%	N/A	-3.2%	9.7%	-21.9%	-0.3	-0.4
Global 2***	0.1%	-3.5%	-8.7%	-8.7%	-0.6%	-3.5%	N/A	-3.5%	9.7%	-22.4%	-0.3	-0.5
Global 3***	0.1%	-3.6%	-10.2%	-10.2%	-2.2%	-5.1%	N/A	-5.1%	9.8%	-26.2%	-0.5	-0.7

S&P 500 Total Return Index****	-0.3%	-3.5%	-0.6%	-0.6%	14.4%	12.1%	7.1%	12.1%	11.8%	-16.3%	1.0	1.7
Barclays Capital U.S. Long Gov Index****	-0.4%	1.6%	0.5%	0.5%	3.1%	8.0%	6.8%	8.0%	11.4%	-15.5%	0.7	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					33%
Energy	13%	Short	Crude Oil	3.1%	Short	13%	Short	Crude Oil	3.2%	Short
			Brent Crude Oil	2.9%	Short			Brent Crude Oil	2.9%	Short
Grains/Foods	9%	Short	Corn	1.2%	Short	9%	Short	Corn	1.2%	Short
			Soybean Meal	1.2%	Short			Soybean Meal	1.2%	Short
Metals	11%	Short	Gold	3.4%	Short	11%	Short	Gold	3.4%	Short
			Copper	1.9%	Short			Copper	1.9%	Short
FINANCIALS	67%					67%
Currencies	23%	Long $	Euro	5.2%	Short	23%	Long $	Euro	5.2%	Short
			Canadian Dollar	2.7%	Short			Canadian Dollar	2.8%	Short
Equities	18%	Short	Hang Seng Index	2.1%	Short	18%	Short	Hang Seng Index	2.2%	Short
			Nasdaq	2.1%	Long			Nasdaq	2.1%	Long
Fixed Income	26%	Long	Bunds	3.0%	Long	26%	Long	Bunds	3.1%	Long
			Long Gilts	2.4%	Long			Long Gilts	2.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined after an increase in the number of active U.S. oil rigs was reported.  Natural gas and heating oil markets declined as forecasts for warmer-than-normal weather reduced demand while inventories remained high.

Grains/Foods
Wheat markets rose after the USDA reported weekly U.S. export sales were positive and indicated wheat production was lower than previously estimated. Corn markets rose as a drought in South Africa, a large producer of the grain, continued to harm crops.  Soybean and sugar prices increased as forecasts for drier weather in Brazil created concerns about future supplies and a weaker Brazilian real also drove the markets higher.  Cocoa prices fell as weakness in the British pound versus the U.S. dollar led to expectations of lower demand.

Metals
Gold markets declined as the Federal Reserve's interest rate hike strengthened the dollar and weakened demand for the safe-haven assets.  Copper markets moved lower on weak demand and continued concern over China’s economy.

Currencies
The U.S. dollar strengthened after the Federal Reserve announced an increased in interest rates.  The British pound weakened due to the U.S. interest rate hike as well as the release of unimpressive employment data.  The Canadian dollar weakened as the price of oil, one of its economy’s biggest exports, continued to fall.

Equities
The Nikkei Index declined after the Bank of Japan announced it would maintain its massive stimulus by expanding the types of assets it purchases.  This caused concerns about delays in  the expansion of the quantitative easing program that has supported stocks.  The S&P 500 declined, primarily driven by declines in oil company stocks.  The rest of global equity markets rose after the U.S. interest rate increase and after the Federal Reserve stated rate increases would be slow and gradual.  Both comments increased confidence in U.S. economic growth.

Fixed Income
U.S. treasury markets fell slightly after the Federal Reserve announced its decision to raise interest rates.  European bond markets also moved lower following the Fed’s decision and after Mario Draghi, President of the European Central Bank, stated he intends to keep current stimulus measures unchanged.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.